ALLEGION REPORTS SECOND-QUARTER 2015 FINANCIAL RESULTS

•	Second-quarter 2015 earnings per share (EPS) from continuing operations of $0.66 compared with 2014 EPS of $0.53; adjusted EPS of $0.71, up 16.4 percent compared with 2014 adjusted EPS of $0.61

•	Second-quarter 2015 revenue of $519.5 million, down 2.3 percent compared to 2014, up 5.8 percent on an organic basis

•
Second-quarter 2015 operating margin of 18.4 percent compared with 2014 operating margin of 16.8 percent; adjusted operating margin of 19.5 percent, improved 40 basis points compared with 2014 adjusted operating margin of 19.1 percent

•	Full-year 2015 EPS from continuing operations outlook of $2.51 to $2.63 and $2.70 to $2.80 per share on an adjusted basis (previously $2.65 to $2.75 on an adjusted basis)

DUBLIN (July 30, 2015) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported second-quarter 2015 net revenues of $519.5 million and net earnings of $63.9 million, or $0.66 per share from continuing operations. Excluding charges related to restructuring and acquisitions, adjusted net earnings were $68.4 million, or $0.71 per share, up 16.4 percent compared with 2014 adjusted EPS.

Second-quarter net revenues decreased 2.3 percent compared to the prior year period (up 5.8 percent on an organic basis). The Americas segment increased total revenue by 0.3 percent (up 7.2 percent on an organic basis), driven by strong non-residential and residential growth, with overall electronics growth up double-digits. The Asia Pacific segment grew revenue 13.2 percent (up 7.7 percent on an organic basis) with strength in the hardware business and contributions from the acquisition of Brio completed in May 2015. The EMEIA segment revenues were down 17.1 percent (down 0.3 percent on an organic basis), reflecting soft markets and currency headwinds.

Second-quarter operating margin was 18.4 percent, compared with 16.8 percent in 2014. Second-quarter adjusted operating margin was 19.5 percent, compared with 19.1 percent in 2014. The 40 basis point improvement in adjusted operating margin was driven by favorable price, volume leverage and productivity that more than offset increased investments, inflation and currency exchange.

“Allegion delivered another strong quarter of performance with organic sales growth of nearly 6 percent and operating margin improvement in all regions,” said David D. Petratis, Allegion chairman, president and CEO. “Organic growth in the Americas has averaged more than 5 percent for the last five quarters with improved operating margins inclusive of incremental investments in new products and channel initiatives. Although there is still more work to be done, I am pleased with the continued progress of our EMEIA region as they undergo significant change in difficult markets.”

“Growth in the Americas was balanced across both non-residential and residential businesses,” Petratis added. “Institutional markets continue to grow slowly, driven by higher education, and the long-range outlook remains positive for this market. We are still focused on our growth strategies and continue to execute our balanced and flexible capital allocation plan with the announced acquisitions of SimonsVoss, Axa Stenman and Milre Systek.”

Additional Items
Interest expense for the second quarter of 2015 was $1.2 million lower than the prior year, as a result of the refinancing of the Company’s senior credit facility in 2014.

Other expense net items for the second quarter of 2015 were $1.4 million higher than the prior year, primarily due to unfavorable foreign exchange losses.

The Company's adjusted effective tax rate for the second quarter of 2015 was 22.3 percent. The comparable adjusted effective tax rate for the second quarter of 2014 was 30 percent. The decrease reflects the favorable changes in the Company’s mix of income earned in lower-rate jurisdictions.

Cash Flow and Liquidity
Year-to-date 2015 available cash flow was $14.8 million, down $24.6 million versus the prior year. The year-over-year decrease in available cash flow primarily reflects increases in working capital, mostly timing related, partially offset by a decrease in capital expenditures. The Company ended second-quarter 2015 with cash of $201 million and total debt of $1,252.3 million. The Company did not have any borrowings outstanding under its $500 million revolving credit facility as of June 30, 2015.

2015 Outlook
The Company is updating its guidance for reported EPS from continuing operations to a range of $2.51 to $2.63 and adjusted EPS of $2.70 to $2.80. Adjustments to EPS include the impact of the Venezuelan devaluation in first quarter, acquisition expenses in second quarter, and full-year expenses related to the Company’s previously announced restructuring plan in Italy. The updated guidance does not reflect announced acquisitions not yet closed.

The guidance assumes 2015 full-year organic revenue, which excludes currency and acquisitions, to increase in the range of 4 to 5 percent compared with 2014. The improvement in organic growth versus prior guidance is driven by stronger volume in the Americas. Full-year 2015 reported revenues are forecasted to decline 2.5 to 3.5 percent, reflecting unfavorable foreign exchange rates and the Venezuelan devaluation. The improvement in total revenue projections versus prior guidance reflects the stronger Americas organic volume and inclusion of the previously announced acquisition of Brio to the Asia Pacific outlook.

Furthermore, the guidance assumes a full-year effective tax rate of approximately 22 percent from continuing operations, as well as an average diluted share count for the full year of approximately 97 million shares. This guidance assumes minimal earnings contribution from the Company’s Venezuela operations given exchange rate volatility.

The Company continues to target available cash flow of approximately 95 percent of net earnings from continuing operations.

Acquisition Announcements
The Company has recently announced three acquisitions expected to close in the third quarter of this year, subject to regulatory approval. In June 2015, the Company signed a definitive agreement to acquire SimonsVoss Technologies GmbH, a leading electronic lock company based in Munich, Germany which provides complementary products and technology. In July 2015, the Company signed a definitive agreement to acquire Milre Systek Co., LTD, a security solutions manufacturer in South Korea that provides high-quality and innovative electronic door locks. And in July 2015, the Company signed a definitive agreement to acquire AXA Stenman Holding, a European residential and portable security provider with high-quality products and extensive customer and channel relationships.

Conference Call Information
On Thursday, July 30, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8:30 a.m. EDT, to review the Company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the Company's website at http://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in safety and security, with leading brands like CISA®, Interflex®, LCN®, Schlage® and Von Duprin ®. Focusing on security around the door and adjacent areas, Allegion produces a range of solutions for homes, businesses, schools and other institutions. Allegion is a $2 billion company, with products sold in almost 130 countries.
For more, visit www.allegion.com.

Non-GAAP Measures
The Company has presented revenue, operating income, operating margin, EBITDA, EBITDA margin, earnings from continuing operations, diluted earnings per share (EPS) from continuing operations and effective tax rate on both a U.S. GAAP basis and on an adjusted basis because the Company's management believes it may assist investors in evaluating the Company's on-going operations as a standalone company. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of the non-GAAP measures used to their most directly comparable GAAP measure is presented as a supplemental schedule to this earnings release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's 2015 financial performance, the Company's growth strategy, the Company's capital allocation strategy, the Company’s tax planning strategies, the Company's Europe, Middle East,

India and Africa (EMEIA) strategy, the performance of the markets in which the Company operates, the Company’s announced acquisitions, including the ability to timely close and the expected benefits and results of the acquisitions. These forward-looking statements are based on the Company's currently available information and our current assumptions, expectations and projections about future events.  They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the Company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended December 31, 2014, Form 10-Qs for the quarters ended March 31 and June 30, 2015 and in our other SEC filings.  The Company assumes no obligations to update these forward looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net revenues	$519.5	$531.5	$978.2	$998.1
Cost of goods sold	297.7	305.5	569.3	579.9
Gross profit	221.8	226.0	408.9	418.2

Selling and administrative expenses	126.1	136.7	242.2	261.1
Operating income	95.7	89.3	166.7	157.1

Interest expense	11.3	12.5	22.9	25.6
Other (income) expense, net	0.4	(1.0)	3.5	(1.1)
Earnings before income taxes	84.0	77.8	140.3	132.6

Provision for income taxes	19.0	23.1	31.4	39.5
Earnings from continuing operations	65.0	54.7	108.9	93.1

Discontinued operations, net of tax	—	(8.0)	(0.2)	(8.8)

Net earnings	65.0	46.7	108.7	84.3

Less: Net earnings (loss) attributable to noncontrolling
interests	1.1	3.5	(0.6)	5.3

Net earnings attributable to Allegion plc	$63.9	$43.2	$109.3	$79.0

Amounts attributable to Allegion plc shareholders:
Continuing operations	$63.9	$51.2	$109.5	$87.8
Discontinued operations	—	(8.0)	(0.2)	(8.8)
Net earnings	$63.9	$43.2	$109.3	$79.0

Basic earnings per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$0.67	$0.53	$1.14	$0.91
Discontinued operations	—	(0.08)	—	(0.09)
Net earnings	0.67	0.45	1.14	0.82

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$0.66	$0.53	$1.13	$0.90
Discontinued operations	—	(0.09)	—	(0.09)
Net earnings	$0.66	$0.44	$1.13	$0.81

Shares outstanding - basic	95.8	96.3	95.8	96.3
Shares outstanding - diluted	96.7	97.3	96.9	97.4

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$201.0	$290.5
Accounts and notes receivables, net	274.7	259.9
Costs in excess of billings on uncompleted
contracts	186.4	181.1
Inventory	205.9	179.5
Other current assets	55.2	62.8
Total current assets	923.2	973.8
Property, plant and equipment, net	207.8	211.2
Goodwill	527.5	506.0
Intangible assets, net	122.5	125.7
Other noncurrent assets	208.6	199.2
Total assets	$1,989.6	$2,015.9

LIABILITIES AND EQUITY
Accounts payable	$233.8	$249.5
Accrued expenses and other current liabilities	183.4	232.2
Short-term borrowings and current maturities
of long-term debt	61.8	49.6
Total current liabilities	479.0	531.3
Long-term debt	1,190.5	1,215.0
Other noncurrent liabilities	247.4	251.1
Equity	72.7	18.5
Total liabilities and equity	$1,989.6	$2,015.9

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Six Months Ended June 30,
	2015	2014
Operating Activities
Earnings from continuing operations	$108.7	$84.3
Depreciation and amortization	24.8	24.4
Changes in assets and liabilities and other non-cash items	(100.1)	(43.3)
Net cash from (used in) operating activities of continuing operations	33.4	65.4
Net cash used in operating activities of discontinued operations	(0.2)	(1.6)
Net cash from (used in) operating activities	33.2	63.8

Investing Activities
Capital expenditures	(18.6)	(26.0)
Acquisition of and equity investments in businesses, net of cash acquired	(52.0)	(23.0)
Other investing activities, net	4.1	40.8
Net cash used in investing activities	(66.5)	(8.2)

Financing Activities
Net debt proceeds (repayments)	(12.2)	(55.2)
Dividends paid to ordinary shareholders	(19.1)	(14.9)
Repurchase of ordinary shares	(30.0)	(30.3)
Other financing activities, net	8.7	14.6
Net cash from (used in) financing activities	(52.6)	(85.8)

Effect of exchange rate changes on cash and cash equivalents	(3.6)	(4.0)
Net increase (decrease) in cash and cash equivalents	(89.5)	(34.2)
Cash and cash equivalents - beginning of period	290.5	227.4
Cash and cash equivalents - end of period	$201.0	$193.2

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Net revenues
Americas	$402.1	$400.7	$756.4	$746.1
EMEIA	83.9	101.2	165.6	200.4
Asia Pacific	33.5	29.6	56.2	51.6
Total net revenues	$519.5	$531.5	$978.2	$998.1

Operating income (loss)
Americas	$111.9	$110.9	$196.1	$197.3
EMEIA	0.5	(4.1)	3.1	(4.7)
Asia Pacific	(1.4)	(3.5)	(4.0)	(6.5)
Corporate unallocated	(15.3)	(14.0)	(28.5)	(29.0)
Total operating income (loss)	$95.7	$89.3	$166.7	$157.1

ALLEGION PLC	SCHEDULE 2

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS FROM CONTINUING OPERATIONS

(in millions, except per share data)

The Company has presented revenue, operating income, operating margin, earnings from continuing operations, diluted earnings per share (EPS) from continuing operations, on both a U.S. GAAP basis and on an adjusted basis and presented adjusted EBITDA and adjusted EBITDA margin because the Company's management believes it may assist investors in evaluating the Company's on-going operations as a standalone public company. Adjustments to revenue, operating income, operating margin, earnings and diluted EPS from continuing operations and EBITDA include items that are considered to be unusual or infrequent in nature such as goodwill impairment charge, restructuring charges, asset impairments, merger and acquisition costs, one-time separation costs related to the spin-off from Ingersoll Rand and charges related to the devaluation of the Venezuelan bolivar.

The Company considers these items unrelated to its core, on-going operating performance, and believes the use of these non-GAAP measures allows comparison of operating results that are consistent over time. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Management uses these non-GAAP measures internally to evaluate the performance of the business. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures.

	Three Months Ended June 30, 2015				Three months ended June 30, 2014
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$519.5	$—		$519.5	$531.5	$—		$531.5

Operating income	95.7	5.5	(1)	101.2	89.3	$12.0	(1)	101.3
Operating margin	18.4%			19.5%	16.8%			19.1%

Earnings before income taxes	84.0	5.5		89.5	77.8	12.0		89.8
Provision for income taxes	19.0	1.0	(2)	20.0	23.1	3.8	(2)	26.9
Effective income tax rate	22.6%			22.3%	29.7%			30.0%
Earnings from continuing operations	65.0	4.5		69.5	54.7	8.2		62.9

Non-controlling interest	1.1	—		1.1	3.5	—		3.5

Net earnings from continuing operations
attributable to Allegion plc	$63.9	$4.5		$68.4	$51.2	$8.2		$59.4

Diluted earnings per ordinary share
attributable to Allegion plc
shareholders:	$0.66	$0.05		$0.71	$0.53	$0.08		$0.61

(1)
Adjustments to operating income for the three months ended June 30, 2015 include $5.5 million of restructuring charges and merger and acquisition expenses related to the acquisitions of SimonsVoss, AXA Stenman and Milre. Adjustments to operating income for the three months ended June 30, 2014 include $12.0 million of costs incurred as part of the spin-off from Ingersoll Rand and restructuring charges.

(2)
Adjustments to the provision for income taxes for the three months ended June 30, 2015 consist of $1.0 million of tax expense related to the excluded items discussed above. Adjustments to the provision for income taxes for the three months ended June 30, 2014 consist of $3.8 million of tax expense related to the excluded items discussed above.

	Six months ended June 30, 2015				Six months ended June 30, 2014
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$978.2	$—		$978.2	$998.1	$—		$998.1

Operating income	166.7	9.7	(1)	176.4	157.1	$21.3	(1)	178.4
Operating margin	17.0%			18.0%	15.7%			17.9%

Earnings before income taxes	140.3	12.5	(2)	152.8	132.6	21.3		153.9
Provision for income taxes	31.4	1.4	(3)	32.8	39.5	6.5	(3)	46.0
Effective income tax rate	22.4%			21.5%	29.8%			29.9%
Earnings from continuing operations	108.9	11.1		120.0	93.1	14.8		107.9

Non-controlling interest	(0.6)	2.5	(4)	1.9	5.3	—		5.3

Net earnings from continuing operations
attributable to Allegion plc	$109.5	$8.6		$118.1	$87.8	$14.8		$102.6

Diluted earnings per ordinary share
attributable to Allegion plc
shareholders:	$1.13	$0.09		$1.22	$0.90	$0.15		$1.05

(1)
Adjustments to operating income for the six months ended June 30, 2015 include a $4.2 million non-cash impairment charge to write inventory in Venezuela down to the lower of cost or market and $5.5 million of restructuring charges and merger and acquisition expenses related to the acquisitions of SimonsVoss, AXA Stenman and Milre. Adjustments to operating income for the six months ended June 30, 2014 include $21.3 million of cost incurred as part of the spin-off from Ingersoll Rand and restructuring charges.

(2)
Adjustments to earnings before taxes for the six months ended June 30, 2015 consist of the adjustments to operating income discussed above and a $2.8 million charge to devalue the Company's Venezuelan bolivar-denominated net monetary assets.

(3)
Adjustments to the provision for income taxes for the six months ended June 30, 2015 consist of $1.4 million of tax expense related to the excluded items discussed above. Adjustments to the provision for income taxes for the six months ended June 30, 2014 consist of $6.5 million of tax expense related to the excluded items discussed above.

(4)	Adjustments to non-controlling interest for the six months ended June 30, 2015 consist of the portions of adjustments (1) through (3) that are non attributable to Allegion plc shareholders.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(in millions)

	Three Months Ended June 30, 2015		Three Months Ended June 30, 2014
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$402.1		$400.7

Operating income (GAAP)	$111.9	27.8%	$110.9	27.7%
Depreciation and amortization	6.7	1.7%	6.2	1.5%
Adjusted EBITDA	$118.6	29.5%	$117.1	29.2%

EMEIA
Net revenues (GAAP)	$83.9		$101.2

Operating income (loss) (GAAP)	$0.5	0.6%	$(4.1)	(4.1)%
Restructuring charges	3.8	4.5%	4.7	4.6%
Spin-off related and other charges	—	—%	1.5	1.5%
Adjusted operating income (loss)	4.3	5.1%	2.1	2.1%
Depreciation and amortization	3.3	3.9%	4.4	4.3%
Adjusted EBITDA	$7.6	9.0%	$6.5	6.4%

Asia Pacific
Net revenues (GAAP)	$33.5		$29.6

Operating income (loss) (GAAP)	(1.4)	(4.2)%	(3.5)	(11.8)%
Spin-off related charges	—	—%	0.2	0.6%
Adjusted operating income (loss)	(1.4)	(4.2)%	(3.3)	(11.1)%
Depreciation and amortization	0.3	0.9%	0.2	0.7%
Adjusted EBITDA	$(1.1)	(3.3)%	$(3.1)	(10.4)%

Corporate
Operating income (loss) (GAAP)	$(15.3)		$(14.0)
Merger and acquisition costs	1.7		—
Spin-off related charges	—		5.6
Adjusted operating income	(13.6)		(8.4)
Depreciation and amortization	0.8		0.3
Adjusted EBITDA	$(12.8)		$(8.1)

Total
Adjusted net revenues	$519.5		$531.5

Adjusted operating income	101.2	19.5%	101.3	19.1%
Depreciation and amortization	11.1	2.1%	11.1	2.0%
Adjusted EBITDA	$112.3	21.6%	$112.4	21.1%

	Six Months Ended June 30, 2015		Six Months Ended June 30, 2014
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$756.4		$746.1

Operating income (GAAP)	$196.1	25.9%	$197.3	26.4%
Venezuela devaluation	4.2	0.6%	—	—%
Spin-off related charges	—	—%	0.3	—%
Adjusted operating income	200.3	26.5%	197.6	26.4%
Depreciation and amortization	13.3	1.8%	12.4	1.7%
Adjusted EBITDA	$213.6	28.3%	$210.0	28.1%

EMEIA
Net revenues (GAAP)	$165.6		$200.4

Operating income (loss) (GAAP)	$3.1	1.9%	$(4.7)	(2.3)%
Restructuring charges	3.8	2.3%	5.2	2.6%
Spin-off related and other charges	—	—%	2.8	1.4%
Adjusted operating income (loss)	6.9	4.2%	3.3	1.6%
Depreciation and amortization	6.6	4.0%	8.8	4.4%
Adjusted EBITDA	$13.5	8.2%	$12.1	6.0%

Asia Pacific
Net revenues (GAAP)	$56.2		$51.6

Operating income (loss) (GAAP)	(4.0)	(7.1)%	(6.5)	(12.6)%
Spin-off related charges	—	—%	0.3	0.5%
Adjusted operating income (loss)	(4.0)	(7.1)%	(6.2)	(12.0)%
Depreciation and amortization	0.6	1.1%	0.4	0.8%
Adjusted EBITDA	$(3.4)	(6.0)%	$(5.8)	(11.2)%

Corporate
Operating income (loss) (GAAP)	$(28.5)		$(29.0)
Merger and acquisition costs	1.7		—
Spin-off related charges	—		12.7
Adjusted operating income	(26.8)		(16.3)
Depreciation and amortization	1.6		0.6
Adjusted EBITDA	$(25.2)		$(15.7)

Total
Adjusted net revenues	$978.2		$998.1

Adjusted operating income	176.4	18.0%	178.4	17.9%
Depreciation and amortization	22.1	2.3%	22.2	2.2%
Adjusted EBITDA	$198.5	20.3%	$200.6	20.1%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET INCOME TO ADJUSTED EBITDA

(in millions)

	Six Months Ended June 30,
	2015	2014
Net cash from (used in) operating activities	$33.4	$65.4
of continuing operations
Capital expenditures	(18.6)	(26.0)
Available cash flow	$14.8	$39.4

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net earnings (GAAP)	$65.0	$46.7	$108.7	$84.3
Provision for income taxes	19.0	23.1	31.4	39.5
Interest expense	11.3	12.5	22.9	25.6
Depreciation and amortization	11.1	11.1	22.1	22.2
EBITDA	106.4	93.4	185.1	171.6

Discontinued operations	—	8.0	0.2	8.8
Other (income) expense, net	0.4	(1.0)	3.5	(1.1)
Venezuela devaluation	—	—	4.2	—
Merger and acquisition costs, restructuring charges,
spin-off related costs and other expenses	5.5	12.0	5.5	21.3
Adjusted EBITDA	$112.3	$112.4	$198.5	$200.6